UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

HOOKIPA Pharma Inc.

(Exact name of  registrant as specified in its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOOK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Joern Aldag as Chief Executive Officer and a Director

On July 22, 2024, Joern Aldag separated as the Chief Executive Officer of HOOKIPA Pharma Inc. (the “Company”). Mr. Aldag also resigned from his position as a director of the Company on July 23, 2024 following his separation as Chief Executive Officer as stipulated by his employment agreement with Hookipa Biotech GmbH (“Hookipa Biotech”), the Company’s wholly owned subsidiary, pursuant to which Mr. Aldag provided services to the Company. Mr. Aldag’s resignation as a director was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his separation, Mr. Aldag will receive compensation consistent with his employment agreement, which is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on April 8, 2019 and the material terms of which are described under the caption “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Amended and Restated Employment Agreements with our Named Executive Officers.” The Company anticipates Mr. Aldag and Hookipa Biotech entering into a termination agreement memorializing Mr. Aldag’s severance benefits, a copy of which the Company intends to file with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Departure of Reinhard Kandera as Chief Financial Officer and a Director

On July 22, 2024, Reinhard Kandera separated as the Chief Financial Officer of the Company. Mr. Kandera also resigned from his position as a director of the Company on July 23, 2024 following his separation as Chief Financial Officer as stipulated by his employment agreement with Hookipa Biotech, pursuant to which Mr. Kandera provided services to the Company. Mr. Kandera’s resignation as a director was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with his separation, Mr. Kandera will receive compensation consistent with his employment agreement, which is filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed with the SEC on April 8, 2019 and the material terms of which are described under the caption “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Amended and Restated Employment Agreements with our Named Executive Officers.” The Company anticipates Mr. Kandera and Hookipa Biotech entering into a termination agreement memorializing Mr. Kandera’s severance benefits, a copy of which the Company intends to file with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Appointment of Malte Peters, M.D., as Chief Executive Officer

On July 22, 2024, the Company’s board of directors (the “Board”) appointed Malte Peters, M.D., as the Company’s Chief Executive Officer and President, effective July 22, 2024. Dr. Peters will perform the functions of the Company’s principal executive officer. Dr. Peters will continue to serve as a Class II director, to serve until the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified.

Information regarding Dr. Peters’ background and business experience is set forth under the caption “Class II Director Nominees for a Term Expiring at the 2027 Annual Meeting of Stockholders” in the Company’s definitive proxy statement filed with the SEC on April 26, 2024 and is incorporated herein by reference.

In connection with his appointment as Chief Executive Officer, Hookipa Biotech entered into an employment agreement with Dr. Peters (the “Peters Employment Agreement”), pursuant to which Dr. Peters provides services as Chief Executive Officer of the Company and Hookipa Biotech. Under the Peters Employment Agreement, Dr. Peters will receive an annual base salary of $630,000, which is subject to redetermination annually by the Compensation Committee of the Board (the “Compensation Committee”), and he is eligible to earn annual incentive compensation of up to 55% of his base salary. Dr. Peters was also granted a restricted stock unit award covering a number of shares of common stock of the Company with a value equal to $700,000 determined by reference to the closing trading price per share of common stock on the Nasdaq Capital Market on his start date, which shall vest and settle in two equal annual installments upon the first and second anniversaries of his start date subject to his continued employment through each such date. Dr. Peters is also eligible to participate in the employee benefit plans available to Hookipa Biotech employees, including the Company’s stock option plan, subject to the terms of those plans. Additionally, Dr. Peters is entitled to receive reimbursement for certain business travel expenses. In the event that Dr. Peters is liable for and pays social security costs in both Germany and Austria, without any corresponding credit, the Company will reimburse Dr. Peters for up to €25,000 of social security costs per year. The Peters Employment Agreement contains standard confidentiality, assignment of intellectual property work product and 12 months’ post-termination noncompetition, non-solicitation of employee, and non-solicitation of customer covenants.

The Peters Employment Agreement may be terminated by either party at the end of each calendar month by giving six months’ prior notice. If Mr. Peters’ employment is terminated for any reason, he is entitled to any base salary earned, unpaid expense reimbursement, compensation for unused vacation and any vested benefits under any employee benefit plan through the date of termination.

The Peters Employment Agreement provides that, in the event that Dr. Peters’ employment is terminated by the Company without “cause” or Dr. Peters resigns for “cause” (as defined with respect to each party in the Peters Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of Hookipa Biotech, Dr. Peters will be entitled to receive (i) an amount equal to 100% of his then annual base salary, payable in 12 substantially equal installments over 12 months following his termination, reduced by the amount of any payment Mr. Peters receives in lieu of the six month notice period, and (ii) up to 12 months of continued participation in Hookipa Biotech’s benefit plans at active employee rates. In lieu of the payments described in the preceding sentence, in the event that Dr. Peters’ employment is terminated by the Company without cause or Dr. Peters resigns for cause, in either case within 12 months following a “change in control” (as defined in the Peters Employment Agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in favor of Hookipa Biotech, he will be entitled to receive (i) a lump sum payment equal to 1.5 times the sum of (A) Dr. Peters’ then current annual base salary (or Dr. Peters’ base salary in effect immediately prior to the change in control, if higher) plus (B) Dr. Peters’ target annual incentive compensation, (ii) up to 18 months of continued participation in Hookipa Biotech’s benefit plans at active employee rates, and (iii) full acceleration of vesting of all stock options and other stock-based awards held by Dr. Peters.

The foregoing description of the Peters Employment Agreement is qualified in its entirety by reference to the full text of the Peters Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Following his appointment as Chief Executive Officer, Dr. Peters will no longer be eligible to, and will not, receive compensation for his services as a director pursuant to the Company’s non-employee director compensation policy (the “Non-Employee Director Compensation Policy”).

There are no arrangements or understandings between Dr. Peters and any other persons pursuant to which he was selected as an officer or director of the Company. There are also no family relationships between Dr. Peters and any director or executive officer of the Company, and Dr. Peters has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Terry Coelho as Executive Vice President and Chief Financial Officer

On July 22, 2024, the Board appointed Terry Coelho as the Company’s Executive Vice President and Chief Financial Officer, effective July 22, 2024. Ms. Coelho will perform the functions of the Company’s principal financial officer and principal accounting officer. Ms. Coelho will continue to serve as a Class III director, to serve until the Company’s 2025 annual meeting of stockholders and until her successor is duly elected and qualified. Effective upon her appointment as Chief Financial Officer, Ms. Coelho stepped down as a member and the chair of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Compensation Committee.

Information regarding Ms. Coelho’s background and business experience is set forth under the caption “Class III Directors – Term Expiring at the 2025 Annual Meeting of Stockholders” in the Company’s definitive proxy statement filed with the SEC on April 26, 2024 and is incorporated herein by reference.

In connection with her appointment as Chief Financial Officer, the Company entered into an employment agreement with Ms. Coelho (the “Coelho Employment Agreement”), pursuant to which she provides services as Chief Financial Officer to the Company. Under the Coelho Employment Agreement, Ms. Coelho will receive an annual base salary of $480,000, which is subject to redetermination annually by the Compensation Committee, and she is eligible to earn annual incentive compensation of up to 50% of her base salary. Ms. Coelho will also be eligible to receive a one-time signing bonus in the amount of $240,000, subject to repayment in the event that Ms. Coelho’s employment is terminated by the Company for “Cause” (as defined in the Coelho Employment Agreement) or if Ms. Coelho resigns without “Good Reason” (as defined in the Coelho Employment Agreement), in either case prior to the one year anniversary of her start date. Ms. Coelho was also granted a restricted stock unit award covering a number of shares of common stock of the Company with a value equal to $450,000 determined by reference to the closing trading price per share of common stock on the Nasdaq Capital Market on her start date, which shall vest and settle in two equal annual installments upon the first and second anniversaries of her start date subject to her continued employment through each such date.

Ms. Coelho is also eligible to participate in the employee benefit plans available to the Company’s employees, including the Company’s stock option plan, subject to the terms of those plans. Additionally, Ms. Coelho is entitled to receive reimbursement for certain business expenses. The Coelho Employment Agreement contains standard confidentiality, assignment of intellectual property work product and one year post-termination noncompetition and six months’ post-termination non-solicitation of employee and non-solicitation of customer covenants.

Under the Coelho Employment Agreement, the Company may terminate Ms. Coelho’s employment without Cause at any time, and may elect, in its sole discretion to provide Ms. Coelho six months’ advance written notice of termination and place Ms. Coelho on a period of garden leave during such notice period, subject to Ms. Coelho’s execution and delivery of a general release of claims in favor of the Company.

Under the Coelho Employment Agreement, if Ms. Coelho resigns for Good Reason or we terminate Ms. Coelho’s employment without Cause (excluding a termination on account of Ms. Coelho’s death or disability), and if such termination or resignation is not in connection with a “Change in Control” (defined as a “Sale Event” as defined in the Company’s Amended and Restated 2019 Stock Option and Incentive Plan), then Ms. Coelho will be eligible to receive (i) continued payment of her base salary for 12 months following the termination in the event the Company elects to provide garden leave or 18 months in the event the Company does not elect to provide garden leave, (ii) COBRA premium coverage for up to 12 months following the termination in the event the Company elects to provide garden leave or 18 months in the event the Company does not elect to provide garden leave, and (iii) 1.5 times Ms. Coelho’s target bonus amount for the year in which she is terminated, paid in a lump sum. As a condition to receiving the foregoing severance benefits, Ms. Coelho must sign and not revoke a general release contained in a separation agreement in the reasonable form presented by the Company, return all company property and confidential information in her possession, comply with her post-termination obligations, and resign from any positions held with the Company.

Under the Coelho Employment Agreement, if Ms. Coelho resigns for Good Reason or we terminate Ms. Coelho’s employment without Cause (excluding a termination on account of Ms. Coelho’s death or disability), and if such termination or resignation occurs within 12 months following the effective date of a Change in Control, then she will be entitled to the foregoing severance obligations and, in addition, she will be entitled to full acceleration of the vesting of her unvested equity awards. As a condition to receiving the foregoing severance benefits, Ms. Coelho must sign and not revoke a general release contained in a separation agreement in the reasonable form presented by the Company, return all company property and confidential information in her possession, comply with her post-termination obligations, and resign from any positions held with the Company.

Under the Coelho Employment Agreement, if payments and benefits payable to Ms. Coelho in connection with a Change in Control are subject to Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments and benefits will be reduced to an amount determined by the Company in good faith to be the maximum amount that may be provided to Ms. Coelho so that the Section 4999 excise tax does not apply or Ms. Coelho receives the greater economic benefit notwithstanding that some or all of the payment or benefit may be subject to excise tax.

The foregoing description of the Coelho Employment Agreement is qualified in its entirety by reference to the full text of the Coelho Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Following her appointment as Chief Financial Officer, Ms. Coelho will no longer be eligible to, and will not, receive compensation for her services as a director pursuant to the Non-Employee Director Compensation Policy.

There are no arrangements or understandings between Ms. Coelho and any other persons pursuant to which she was selected as an officer or director of the Company. There are also no family relationships between Ms. Coelho and any director or executive officer of the Company, and Ms. Coelho has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Sean A. Cassidy as a Director

On July 22, 2024, the Board appointed Sean A. Cassidy to serve on the Board as an independent Class III director until the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified. The Board also appointed Mr. Cassidy to serve as the chair of the Audit Committee and as a member of the Compensation Committee. The Board has deemed Mr. Cassidy is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K.

Mr. Cassidy, 55, served as Chief Financial Officer of Arvinas, Inc., a biotechnology company, from July 2013 to February 2024. Prior to joining Arvinas, Mr. Cassidy served as the Chief Financial Officer of Axerion Therapeutics, Inc., a biotechnology company, from June 2010 to June 2013. He was also the Chief Financial Officer of Curagen Corporation, a biopharmaceutical company, from January 2008 to December 2009. Mr. Cassidy sits on the board of directors of Automera Therapeutics, Abbratech and ReNetX Bio and is a board member of the Friends of Yale New Haven Children’s Hospital, a nonprofit organization that helps improve the health and well-being of pediatric patients and their families. Mr. Cassidy is a certified public accountant and began his career at Deloitte & Touche LLP. Mr. Cassidy holds an M.B.A. and a B.S. in Accounting from the University of Connecticut. The Company believes that Mr. Cassidy is qualified to serve on the Board due to his experience in executive roles and as a director of other biotechnology companies.

Mr. Cassidy will be compensated for his service as a non-employee director pursuant to the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, Mr. Cassidy was granted an initial stock option to purchase 9,800 shares of the Company’s common stock, and Mr. Cassidy is also entitled to receive an annual cash retainer of $40,000 and will be eligible to receive a stock option to purchase 4,900 shares of the Company’s common stock on the date of each annual stockholder meeting of the Company, beginning with the 2025 stockholder meeting, subject to his continued service on the Board. As chair of the Audit Committee, Mr. Cassidy is entitled to receive an additional annual cash retainer of $15,000, and as a member of the Compensation Committee, Mr. Cassidy is entitled to receive an additional annual cash retainer of $5,000. Mr. Cassidy may elect to receive an equity award of (a) unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such retainer and committee fees or (b) stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant, in lieu of some or all of such annual cash retainers.

The Company also entered into an indemnification agreement with Mr. Cassidy in connection with his appointment to the Board, in substantially the same form as that entered into with the other directors of the Company, which is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed on March 22, 2019. There are no arrangements or understandings between Mr. Cassidy and any other persons pursuant to which he was selected as a director, and Mr. Cassidy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Special Retainer for Julie O’Neill as a Member of the Strategic Committee of the Board

Previously, the Board established a Strategic Committee of the Board comprising Malte Peters, Terry Coelho and Julie O’Neill to provide recommendations to the Board on the strategy, personnel and technical operations of the Company. On July 22, 2024, the Board approved a one-time special retainer of $25,000 for Ms. O’Neill to compensate her as a member of the Strategic Committee. In accordance with the Non-Employee Director Compensation Policy, Ms. O’Neill may elect to receive all or a portion of such retainer in the form of an equity award of (a) unrestricted shares of common stock having a grant date fair value equal to the amount (or portion thereof) of such retainer or (b) stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant, such stock options to be vested upon grant and expire ten years from the date of grant.

Appointment of Julie O’Neill as a Member of the Compensation Committee of the Board

On July 22, 2024, the Board appointed Ms. O’Neill to serve as a member of the Compensation Committee. As a member of the Compensation Committee, Ms. O’Neill is entitled to receive an additional annual cash retainer of $5,000. In accordance with the Non-Employee Director Compensation Policy, Ms. O’Neill may elect to receive an equity award of (a) unrestricted shares having a grant date fair value equal to the amount (or portion thereof) of such retainer and committee fees or (b) stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant, in lieu of some or all of such annual cash retainer.

Item 7.01 Regulation FD Disclosure.

On July 22, 2024, the Company issued a press release announcing the departures of Mr. Aldag and Mr. Kandera and the appointments of Dr. Peters, Ms. Coelho and Mr. Cassidy described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Employment Agreement between Malte Peters and Hookipa Biotech GmbH dated July 22, 2024
10.2	Employment Agreement between Terry Coelho and the Company dated July 22, 2024
99.1	Press Release, dated July 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2024	HOOKIPA Pharma Inc.

	By:	/s/ Malte Peters
	Name:	Malte Peters
	Title:	Chief Executive Officer